UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2017

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2017, the Board of Directors of CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), adopted a third amendment and restatement of the Bylaws of the Company (the “Bylaws”) to reflect recent developments in public company governance, clarify certain corporate procedures, remove obsolete provisions and make conforming language and stylistic changes. The Bylaws, as so amended and restated, were effective immediately and include the following substantive changes:

•
The Bylaws were amended to provide for a majority voting standard for directors in uncontested elections, in place of the prior provision allowing for the election of directors by plurality vote in all cases, and also require any incumbent director nominees who does not receive a majority of the votes cast in uncontested elections to tender his or her resignation in writing to the Board promptly after the certification of the election results. The Corporate Governance Committee of the Board will review and make a recommendation to the Board as to whether such resignation should be accepted or rejected, and the Board (or the Corporate Governance Committee, in the event no director receives a majority vote) will review and take action on such recommendation within 90 days of the certification of the election results. The Company will publicly disclose the Board’s determination regarding any such tendered resignation and the rationale behind its decision in a filing with the Securities and Exchange Commission. The plurality vote standard will continue to apply to the election of directors in contested elections.

•
The advance notice provisions of the Bylaws, governing stockholders’ nominations of individuals for election to the Board or proposal of other business to be considered by stockholders at an annual meeting of stockholders, were amended to require the continuous ownership by the stockholder(s) putting forth any such nominee or proposal of at least one percent (1%) of the Company’s outstanding shares of beneficial interest for a minimum period of at least three years prior to the date of such nomination or proposal and through the date of the related annual meeting (including any adjournment or postponement thereof), each as specified in Bylaws. The advance notice provisions were also amended to require additional specified information to be provided to the Company in connection with any such nomination or proposal and to clarify that the stockholder nominating an individual or proposing business to be considered must attend the meeting or give a legal proxy to another individual who attends the meeting in order for the proposal or nomination to be properly considered.

•	The Bylaws as amended provide the Board with explicit authority to postpone, reschedule, adjourn or cancel any annual or special meeting of stockholders.

•	The Bylaws were amended to remove stale language concerning the filling of vacancies on the Board.

•	The Bylaws were amended to allow the Board to take action during emergencies if a quorum of the Board may not be readily obtained.

•
The Bylaws as amended designate the Circuit Court for Baltimore City, Maryland (or if such court lacks jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the Maryland General Corporation Law or the Charter or Bylaws of the Company, or (d) any action asserting a claim against the Company or any of its directors, officers or other employees that is governed by the internal affairs doctrine, unless the Company consents in writing to the selection of an alternative forum.

•
The Bylaws as amended clarify that rights to indemnification vest immediately upon election as a director or an officer and provide that a director or an officer is entitled to indemnification in connection with being a witness in a proceeding.

•
The Bylaws as amended also modify the definitions of the offices of Treasurer and Assistant Treasurer to eliminate stale language related to the posting of bonds and conform to the Company’s current practices.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Third Amended and Restated Bylaws of CorEnergy Infrastructure Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: August 7, 2017	By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of CorEnergy Infrastructure Trust, Inc.